Prospectus Supplement No. 8
Filed Pursuant to Rule 424(b)(3)
File No. 333-131147

Prospectus Supplement No. 8

(to Final Prospectus dated August 9, 2007)

This Prospectus Supplement No. 8 supplements and amends the final prospectus dated August 9, 2007, as supplemented and amended by Supplement No. 1 thereto dated August 21, 2007, Supplement No. 2 thereto dated September 11, 2007, Supplement No. 3 thereto dated September 14, 2007, Supplement No. 4 thereto dated September 19, 2007, Supplement No. 5 thereto dated October 11, 2007, Supplement No. 6 thereto dated October 22, 2007 and Supplement No. 7 thereto dated December 10, 2007 (collectively, the “Final Prospectus”), relating to the sale from time to time of up to 892,857 shares of our common stock by certain selling shareholders.

On February 22, 2008, we filed with the U.S. Securities and Exchange Commission a Current Report on Form 8-K relating to our Board of Directors’ recent grants of restricted stock and stock options to certain executive officers, as well as amendments made to stock option plans, our Management Incentive Plan, and forms of agreement.  This report is attached to this Prospectus Supplement.  The attached information supplements and supersedes, in part, the information contained in the Final Prospectus.

This Prospectus Supplement No. 8 should be read in conjunction with the Final Prospectus and is qualified by reference to the Final Prospectus except to the extent that the information in this Prospectus Supplement No. 8 supersedes the information contained in the Final Prospectus.

Our shares of common stock are quoted on the OTC Bulletin Board and trade under the ticker symbol “MCVI.”  On February 21, 2008, the closing price of a share on the OTC Bulletin Board was $ 2.20.

Investing in our common stock involves a high degree of risk, including the risk that we have no assurance of future profitability and the fact that the report of our independent registered public accounting firm expresses doubt about our ability to continue as a going concern.  See “Risk Factors” beginning on page 5 of the Final Prospectus dated August 9, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 8 is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 8 is February 22, 2008.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 15, 2008

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) Awards of Restricted Stock and Options

On February 15, 2008, our Board of Directors, acting on the recommendation of our Compensation Committee, made equity awards to certain of our executive officers as follows:

Restricted Stock Awards

85,000 to Marc P. Flores, our President and Chief Executive Officer

15,000 to Adam L. Berman, our Vice President, Research and Development

15,000 to Michael A. Brodeur, our Vice President, Finance and Chief Financial Officer

15,000 to Robert W. Clapp, our Vice President, Operations

15,000 to Gary O. Tegan, our Vice President, Marketing

Each restricted stock award provides that the recipient will receive unrestricted shares of common stock if he has been continuously in our employment for four years from the date of grant.

Non-Qualified Stock Options

250,000 to Marc P. Flores, our President and Chief Executive Officer

50,000 to Adam L. Berman, our Vice President, Research and Development

50,000 to Michael A. Brodeur, our Vice President, Finance and Chief Financial Officer

50,000 to Robert W. Clapp, our Vice President, Operations

50,000 to Gary O. Tegan, our Vice President, Marketing

The foregoing options were each issued under our Amended and Restated 2001 Equity Incentive Plan, with the exception that 150,000 of the options granted to Mr. Flores were issued outside our employee benefit plans.  All the options vest to the extent of one-third on the first anniversary of completion of a financial milestone, and vest to the extent of one-third annually thereafter.  They are exercisable at $2.35 per share, which represented the “fair market value” of our common stock on February 15, 2008.  These options expire on February 15, 2018.

Amendments to Stock Option Plans and Award Agreements

Effective February 15, 2008, our Board of Directors, acting on the recommendation of our Compensation Committee, also amended our Amended and Restated 2001 Equity Incentive Plan (“EIP”) and our Amended and Restated 2005 Director Stock Option Plan to exclude from the acquisition prong of the definition of a change in control an acquisition of the majority of the company’s outstanding stock by acquisition of stock directly from the company.  Our Board also amended the Management Incentive Plan to add the same definition of change in control.

In addition, our Compensation Committee approved, by written action dated February 21, 2008, amended forms of award agreements, including the Form of Non-Qualified Stock Option Agreement under the EIP, the Form of Stand-Alone Non-Qualified Stock Option Agreement, and the Form of Restricted Stock Award.  As amended, these agreements include or incorporate the amended definition of change in control.

The amended definition of change in control applies to the awards made on February 15, 2008.  The form of amendment to previous non-qualified stock option grants applies the amended definition of change in control to unvested stock options previously issued outside of the EIP held by the three executives receiving the new awards who also hold such stand-alone options.

The foregoing description is qualified in its entirety by reference to the documents themselves, which are attached as exhibits to this Current Report on Form 8-K.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

See “Exhibit Index.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: February 22, 2008	By:	/s/ Michael A. Brodeur
Michael A. Brodeur Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit Number	Description
10.1	First Amendment to the Amended and Restated 2001 Equity Incentive Plan.
10.2	First Amendment to the Amended and Restated 2005 Director Stock Option Plan.
10.3	First Amendment to the Management Incentive Plan.
10.4	Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2001 Equity Incentive Plan.
10.5	Form of Stand-Alone Non-Qualified Stock Option Agreement.
10.6	Form of Restricted Stock Award.
10.7	Form of Amendment to Previous Non-Qualified Stock Option Grants.

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Exhibit 10.1

FIRST AMENDMENT
TO THE
MEDICALCV, INC.
AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

In accordance with Section 11 of the Amended and Restated 2001 Equity Incentive Plan (the “Plan”), which permits the Board to amend the Plan, the Plan is hereby amended effective as of February 15, 2008.  Section 1.3 shall be amended and restated as follows:

“1.3         Change in Control.   The term “Change in Control” shall mean:

(a)          the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of Stock of the Company having the right under ordinary circumstances to vote at an election of the Board, provided that a Change in Control shall not occur if a person acquires the majority described above by virtue of any acquisition of Stock directly from the Company;

(b)          the date of approval by the shareholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) shareholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such shareholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

(c)          the sale of all or substantially all of the assets of the Company.”

Dated:  February 22, 2008

MEDICALCV, INC.

By:	Michael A. Brodeur
Its:	Vice President, Finance and Chief Financial Officer

Exhibit 10.2

FIRST AMENDMENT
TO THE
MEDICALCV, INC.
AMENDED AND RESTATED 2005 DIRECTOR STOCK OPTION PLAN

In accordance with Section 8 of the Amended and Restated Director Stock Option Plan (the “Plan”), which permits the Board to amend the Plan, the Plan is hereby amended effective as of February 15, 2008.  Section 6(d) shall be amended and restated as follows:

“(d) “Change of Control” means any one of the following:

(i)         the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of Stock of the Company having the right under ordinary circumstances to vote at an election of the Board, provided that a Change in Control shall not occur if a person acquires the majority described above by virtue of any acquisition of Stock directly from the Company;

(ii)        the date of approval by the shareholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) shareholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such shareholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

(iii)       the sale of all or substantially all of the assets of the Company.”

Dated:  February 22, 2008

MEDICALCV, INC.

By:	Michael A. Brodeur
Its:	Vice President, Finance and Chief Financial Officer

Exhibit 10.3

FIRST AMENDMENT
TO THE
MEDICALCV, INC.
MANAGEMENT INCENTIVE PLAN

Effective as of February 15, 2008, the Management Incentive Plan (“MIP”) shall be amended to read as follows:

1.          The following shall be added to the Section titled, “Payment in the Event of a Change in Control”:

“For purposes of this Plan, change in control shall mean:

(a)           the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of Stock of the Company having the right under ordinary circumstances to vote at an election of the Board, provided that a Change in Control shall not occur if a person acquires the majority described above by virtue of any acquisition of Stock directly from the Company;

(b)           the date of approval by the shareholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) shareholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such shareholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

(c)           the sale of all or substantially all of the assets of the Company.”

Dated:  February 22, 2008

MEDICALCV, INC.

By:	Michael A. Brodeur
Its:	Vice President, Finance and Chief Financial Officer

Exhibit 10.4

MEDICALCV, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

No. of shares subject to option:	Option No.:
Date of grant:

THIS OPTION AGREEMENT is entered into by and between MedicalCV, Inc., a Minnesota corporation (the “Company”), and                                          (the “Optionee”) pursuant to the Company’s Amended and Restated 2001 Equity Incentive Plan (the “Plan”).  Unless otherwise defined herein, certain capitalized terms shall have the meaning set forth in the Plan.

W I T N E S S E T H:

1.             Nature of the Option.  This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended.

2.             Grant of Option.  Pursuant to the provisions of the Plan, the Company grants to the Optionee, subject to the terms and conditions of the Plan and to the terms and conditions herein set forth, the right and option to purchase from the Company all or a part of an aggregate of                          (                                  ) shares of Stock (the “Shares”) at the purchase price of $             per share, such Option to be exercised as hereinafter provided.  The exercise price is not less than the fair market value of the stock on the date of the grant.

3.             Terms and Conditions.  It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

(a)           Expiration Date.  This Option shall expire ten years after the date of grant specified above.  Notwithstanding the foregoing, if the Optionee’s employment or relationship with the Company or Related Company is terminated by reason of death, Disability or Retirement, this Option shall expire on the one-year anniversary of the termination date.  If the Optionee’s employment or relationship with the Company or Related Company is terminated by reasons for other than death, Disability or Retirement, this Option shall, subject to Section 4 of the Plan, expire on the three-month anniversary of the termination date.  Except as otherwise provided by the Board, an Optionee shall be considered to have a “Disability” if the Optionee is unable, by reason of a medically determinable physical or mental impairment, to substantially perform the principal duties of employment with the Company, which condition, in the opinion of a physician selected by the Board, is expected to have a duration of not less than 120 days.

(b)           Exercise of Option.  Subject to the Plan and the other terms of this Agreement regarding the exercisability of this Option, this Option shall be exercisable cumulatively, to the extent it is vested, as set forth in Exhibit A.  Any exercise shall be accompanied by a written notice to the Company specifying the number of shares of Stock as to which the Option is being exercised.  Notation of any partial exercise shall be made by the Company on Schedule I hereto.  This Option may not be exercised for a fraction of a Share, and must be exercised for no fewer than one hundred (100) shares of Stock, or such lesser number of shares as may be vested.

(c)           Payment of Purchase Price Upon Exercise.  At the time of any exercise, the Exercise Price of the Shares as to which this Option is exercised shall be paid in cash to the Company, unless, in accordance with the provisions of Section 4.2(c) of the Plan, the Board shall permit or require payment of the purchase price in another manner set forth in the Plan.  This Option does not include any feature for the deferral of compensation following its exercise.

(d)           Nontransferability.  This Option shall not be transferable other than by will or by the laws of descent and distribution.  During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee or by the Optionee’s guardian or legal representative.  No transfer of this Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company is furnished with written notice thereof and a copy of the will and/or such other evidence as the Board may determine necessary to establish the validity of the transfer.

(e)           Acceleration of Option Upon Change in Control.  In the event of a Change in Control, as defined in Section 1.3 of the Plan, the provisions of Section 3(b) and Exhibit A hereof pertaining to vesting shall cease to apply and this Option shall become immediately vested and fully exercisable with respect to all Shares; provided, however, that the provisions of this Subsection 3(e) shall not apply unless the Optionee has been employed by the Company for a period equal to or exceeding one calendar year.  No acceleration of vesting shall occur under this Subsection 3(e) in the event a surviving corporation or its parent assumes this Option or in the event the surviving corporation or its parent substitutes an option agreement with substantially the same terms as provided in this Agreement.  Nothing in this Subsection 3(e) shall limit the Committee’s authority to cancel this Option in accordance with Section 9 of the Plan.

(f)            Subject to Lock Up.  Optionee understands that the Company at a future date may file a registration or offering statement (the “Registration Statement”) with the Securities and Exchange Commission to facilitate an underwritten public offering of its securities.  The Optionee agrees, for the benefit of the Company, that should such an underwritten public offering be made and should the managing underwriter of such offering require, the undersigned will not, without the prior written consent of the Company and such underwriter, during the Lock Up Period as defined herein: sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of this Option or any of the Shares acquired upon exercise of this Option during the Lock Up Period; or sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Shares acquired upon exercise of this Option.  The foregoing does not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided that such donees, heirs and beneficiaries shall be bound by the restrictions set forth herein.  The term “Lock Up Period” shall mean the lesser of (x) 180 days or (y) the period during which Company officers and directors are restricted by the managing underwriter from effecting any sales or transfers of the Shares.  The Lock Up Period shall commence on the effective date of the Registration Statement.

(g)           Not An Employment Contract.  The Option will not confer on the Optionee any right with respect to continuance of employment or other service with the Company or any Subsidiary,

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nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Optionee’s employment or other service at any time.

(h)           No Rights as Shareholder.  The Optionee shall have no rights as a shareholder of the Company with respect to any Shares prior to the date of issuance to the Optionee of a certificate for such Shares.

(i)            Compliance with Law and Regulations.  This Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable laws, rules and regulations (including, but not limited to, federal securities laws) and to such approvals by any government or regulatory agency as may be required.  This Option shall not be exercisable, and the Company shall not be required to issue or deliver any certificates for Shares of Stock prior to the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.  Moreover, this Option may not be exercised if its exercise or the receipt of Shares of Stock pursuant thereto would be contrary to applicable law.

(j)            Withholding.  All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes.  The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee’s notice of exercise of this Option.  At the election of the Optionee, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Optionee already owns, or to which the Optionee is otherwise entitled under the Plan.

4.             Termination of Employment.  Upon the termination of the employment of Optionee prior to the expiration of the Option, the following provisions shall apply:

(a)           Upon the Involuntary Termination of Optionee’s employment or the voluntary termination or resignation of Optionee’s employment, the Optionee may exercise the Option to the extent the Optionee was vested in and entitled to exercise the Option at the date of such employment termination for a period of three (3) months after the date of such employment termination, or until the term of the Option has expired, whichever date is earlier.  To the extent the Optionee was not entitled to exercise this Option at the date of such employment termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.

(b)           If the employment of an Optionee is terminated by the Company for cause, then the Board or the Committee shall have the right to cancel the Option.

5.             Death, Disability or Retirement of Optionee.  Upon the death, Disability or Retirement, as defined herein, of Optionee prior to the expiration of the Option, the following provisions shall apply:

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(a)           If the Optionee is at the time of his Disability employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee for one (1) year following the date of such Disability or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of his Disability.  For purposes of this Section 5, the term “Disability” shall mean that the Optionee is unable, by reason of a medically determinable physical or mental impairment, to substantially perform the principal duties of employment with the Company, which condition, in the opinion of a physician selected by the Board, is expected to have a duration of not less than 120 days, unless the Optionee is employed by the Company, a Parent, a Subsidiary or an Affiliate, pursuant to an employment agreement which contains a definition of “Disability,” in which case such definition shall control.  The Committee, in its sole discretion, shall determine whether an Optionee has a Disability and the date of such Disability.

(b)           If the Optionee is at the time of his death employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee’s estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution, for one (1) year following the date of the Optionee’s death or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of death.

(c)           If the Optionee is at the time of his Retirement employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee for one (1) year following the date of the Optionee’s Retirement or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of Retirement.  For purposes of this Section 5, Retirement of the Optionee shall mean, with the approval of the Committee, the occurrence of the Optionee’s Date of Termination on or after the date the Optionee attains age 55.

(d)           If the Optionee dies within three (3) months after Termination of Optionee’s employment with the Company or a Subsidiary the Option may be exercised for nine (9) months following the date of Optionee’s death or the expiration date of the Option, whichever date is earlier, by the Optionee’s estate or by a person who acquires the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of Termination.

6.             Termination of Relationship for Misconduct; Clawback.  If the Board or the Committee reasonably believes that the Optionee has committed an act of misconduct or breach of fiduciary duty, it may suspend the Optionee’s right to exercise this option pending a determination by the Board or the Committee.  If the Board or the Committee determines that the Optionee has committed an act of  misconduct or has breached a duty to the Company, neither the Optionee nor the Optionee’s estate shall be entitled to exercise the Option.  For purposes of this Section 6, an act of misconduct shall include embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company’s rules resulting in loss, damage or injury to the Company, or if the Optionee makes an unauthorized disclosure of any

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Company trade secret or confidential information, engages in any conduct constituting unfair competition with respect to the Company, or induces any party to breach a contract with the Company.  In making such determination, the Board or the Committee shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee’s behalf at a hearing before the Board or the Committee.  For purposes of this Section 6, an act of misconduct or breach of fiduciary duty to the Company shall be an event giving the Company the right to terminate Optionee’s employment pursuant to Section          of Optionee’s Employment Agreement with the Company dated                               , which Agreement is incorporated herein by reference.  In addition, misconduct shall include willful violations of federal or state securities laws.  In making such determination, the Board or the Committee shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee’s behalf at a hearing before the Board or the Committee.  In addition, if the Company, based upon an opinion of legal counsel or a judicial determination, determines that Section 304 of the Sarbanes-Oxley Act of 2002 is applicable to Optionee hereunder, to the extent that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, Optionee shall reimburse the Company for any compensation received by Optionee from the Company during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement and any profits received from the sale of the Company’s common stock or common stock equivalents, acquired pursuant to this Agreement.

7.             Optionee Bound by Plan.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  In the event of any question or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall govern.

8.             Heirs and Successors.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  If any rights exercisable by the Optionee or benefits deliverable to the Optionee under this Agreement have not been exercised or delivered, respectively, at the time of the Optionee’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this agreement and the Plan.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Optionee in a writing filed with the Committee in such form and at such time as the Committee shall require.  If a deceased Optionee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Optionee, any rights that would have been exercisable by the Optionee and any benefits distributable to the Optionee shall be exercised by or distributed to the legal representative of the estate of the Optionee.  If a deceased Optionee designates a beneficiary and the Designated Beneficiary survives the Optionee but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

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9.             Plan Governs.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Optionee from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

10.           Notices.  Any notice hereunder to the Company shall be addressed to it at its principal executive offices, located at 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attention: Chief Executive Officer; and any notice hereunder to the Optionee shall be addressed to the Optionee at the address last appearing in the employment records of the Company; subject to the right of either party to designate at any time hereunder in writing some other address.

11.           Counterparts.  This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

12.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any other jurisdiction.

IN WITNESS WHEREOF, MedicalCV, Inc. has caused this Agreement to be executed by its duly authorized officer and the Optionee has executed this Agreement, both as of the day and year first above written.

MEDICALCV, INC.

By [Name]
Its [Title]

OPTIONEE

Address:

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EXHIBIT A

OPTION AND VESTING DATA

Name of Optionee:

Total Number of Shares Subject to Option:

Date of Grant:

OPTION VESTING SCHEDULE

NO. OF SHARES
DATE	VESTED

The above vesting schedule assumes an ongoing relationship with the Company.  Your rights to exercise the unvested portion of your option will cease upon termination of relationship with the Company, subject to Change in Control provisions set forth in the Plan.  Reference is made to the Plan and to relevant sections of the Agreement between you and the Company for your rights to exercise the vested portion of your option in the event of termination of your relationship with the Company during lifetime or upon death.  The above vesting schedule is in all respects subject to the terms of those documents.

OPTIONEE	MEDICALCV, INC.

By:
Its:

SCHEDULE I - NOTATIONS AS TO PARTIAL EXERCISE

	Number of	Balance of
Date of	Purchased	Shares on	Authorized	Notation
Exercise	Shares	Option	Signature	Date

Exhibit 10.5

THE OPTION REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

MEDICALCV, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

No. of shares subject to option:	Option No.: NQO-
Date of grant:

THIS OPTION AGREEMENT is entered into by and between MedicalCV, Inc., a Minnesota corporation (the “Company”), and                            (the “Optionee”).

W I T N E S S E T H:

WHEREAS, in connection with his/her employment, the Company has agreed to grant Optionee an option to purchase shares of its common stock outside the Company’s stock option plans; and

WHEREAS, the Compensation Committee of the Company (“Committee”) has authorized and approved the grant of the following option (“Option”) on the terms set forth in this Agreement,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.             Nature of the Option.  This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended.  This Option is not granted pursuant to the Company’s Amended and Restated 2001 Equity Incentive Plan.

2.             Grant of Option.  The Company grants to the Optionee, subject to the terms and conditions of this Agreement, the right and option to purchase from the Company all or a part of an aggregate of                  (                                    ) shares of Stock (the “Shares”) at the purchase price of $         per share, such Option to be exercised as hereinafter provided.  The exercise price is not less than the fair market value of the stock on the date of the grant.

3.             Terms and Conditions.  It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

(a)           Expiration Date.  This Option shall expire ten years after the date of grant specified above.  Notwithstanding the foregoing, if the Optionee’s employment or relationship with the Company or Related Company is terminated by reason of death, Disability or Retirement, this

Option shall expire on the one-year anniversary of the termination date.  If the Optionee’s employment or relationship with the Company or Related Company is terminated by reasons for other than death, Disability or Retirement, this Option shall, subject to the other terms of this Agreement regarding the exercisability of this Option, expire on the three-month anniversary of the termination date.

(b)           Exercise of Option.  Subject to the other terms of this Agreement regarding the exercisability of this Option, this Option shall be exercisable cumulatively, to the extent it is vested, as set forth in Exhibit A.  Any exercise shall be accompanied by a written notice to the Company specifying the number of shares of Stock as to which the Option is being exercised.  Notation of any partial exercise shall be made by the Company on Schedule I hereto.  This Option may not be exercised for a fraction of a Share, and must be exercised for no fewer than one hundred (100) shares of Stock, or such lesser number of shares as may be vested.

(c)           Payment of Purchase Price Upon Exercise.  At the time of any exercise, the Exercise Price of the Shares as to which this Option is exercised shall be paid in cash to the Company, unless the Board shall permit or require payment of the purchase price in another manner.  This Option does not include any feature for the deferral of compensation following its exercise.

(d)           Nontransferability.  This Option shall not be transferable other than by will or by the laws of descent and distribution.  During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee or by the Optionee’s guardian or legal representative.  No transfer of this Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company is furnished with written notice thereof and a copy of the will and/or such other evidence as the Board may determine necessary to establish the validity of the transfer.

(e)           Acceleration of Option Upon Change in Control.  In the event of a Change in Control, as defined below, the provisions of Section 3(b) and Exhibit A hereof pertaining to vesting shall cease to apply and this Option shall become immediately vested and fully exercisable with respect to all Shares; provided, however, that the provisions of this Subsection 3(e) shall not apply unless the Optionee has been employed by the Company for a period equal to or exceeding one calendar year.  No acceleration of vesting shall occur under this Subsection 3(e) in the event a surviving corporation or its parent assumes this Option or in the event the surviving corporation or its parent substitutes an option agreement with substantially the same terms as provided in this Agreement.  Nothing in this Subsection 3(e) shall limit the Committee’s authority to cancel this Option in accordance with Section 6.  For purposes of this Agreement, the term “Change in Control” shall mean:

(i)            the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of Stock of the Company having the right under ordinary circumstances to vote at an election of the Board, provided that a Change in Control shall not occur if a person acquires the majority described above by virtue of any acquisition of Stock directly from the Company;

(ii)           the date of approval by the shareholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) shareholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such shareholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

(iii)          the sale of all or substantially all of the assets of the Company.

(f)            Subject to Lock Up.  Optionee understands that the Company at a future date may file a registration or offering statement (the “Registration Statement”) with the Securities and Exchange Commission to facilitate an underwritten public offering of its securities.  The Optionee agrees, for the benefit of the Company, that should such an underwritten public offering be made and should the managing underwriter of such offering require, the undersigned will not, without the prior written consent of the Company and such underwriter, during the Lock Up Period as defined herein: sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of this Option or any of the Shares acquired upon exercise of this Option during the Lock Up Period; or sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Shares acquired upon exercise of this Option.  The foregoing does not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided that such donees, heirs and beneficiaries shall be bound by the restrictions set forth herein.  The term “Lock Up Period” shall mean the lesser of (x) 180 days or (y) the period during which Company officers and directors are restricted by the managing underwriter from effecting any sales or transfers of the Shares.  The Lock Up Period shall commence on the effective date of the Registration Statement.

(g)           Not An Employment Contract.  The Option will not confer on the Optionee any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Optionee’s employment or other service at any time.

(h)           No Rights as Shareholder.  The Optionee shall have no rights as a shareholder of the Company with respect to any Shares prior to the date of issuance to the Optionee of a certificate for such Shares.

(i)            Compliance with Law and Regulations.  This Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable laws, rules and regulations (including, but not limited to, federal securities laws) and to such approvals by any government or regulatory agency as may be required.  This Option shall not be exercisable, and the Company shall not be required to issue or deliver any certificates for Shares of Stock prior to the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.  Moreover, this Option may not be exercised if its exercise or the receipt of Shares of Stock pursuant thereto would be contrary to applicable law.

(j)            Withholding.  All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes.  The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee’s notice of exercise of this Option.  At the election of the Optionee, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Optionee already owns, or to which the Optionee is otherwise entitled under this Agreement.

(k)           Adjustments.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off), or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.  No such adjustment shall result in the value of the Option exceeding the aggregate value of this Option prior to such adjustment.  The Committee or Board may make such other adjustments as it deems appropriate.  No other issuance by the Company of shares of stock or any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to the Option.

4.             Termination of Employment.  Upon the termination of the employment of Optionee prior to the expiration of the Option, the following provisions shall apply:

(a)           Upon the involuntary termination of Optionee’s employment or the voluntary termination or resignation of Optionee’s employment, the Optionee may exercise the Option to the extent the Optionee was vested in and entitled to exercise the Option at the date of such employment termination for a period of three (3) months after the date of such employment termination, or until the term of the Option has expired, whichever date is earlier.  To the extent the Optionee was not entitled to exercise this Option at the date of such employment termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.

(b)           If the employment of an Optionee is terminated by the Company for cause, then the Board or the Committee shall have the right to cancel the Option.

5.             Death, Disability or Retirement of Optionee.  Upon the death, Disability or Retirement, as defined herein, of Optionee prior to the expiration of the Option, the following provisions shall apply:

(a)           If the Optionee is at the time of his Disability employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee for one (1) year following the date of such Disability or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of his Disability.  For purposes of this Section 5, the term “Disability” shall mean that the Optionee is unable, by reason of a medically determinable physical or mental impairment, to substantially perform the principal duties of employment with the Company, which condition, in the opinion of a physician selected by the Board, is expected to have a duration of not less than 120 days, unless the Optionee is employed by the Company, a Parent, a Subsidiary or an Affiliate, pursuant to an employment agreement which contains a definition of “Disability,” in which case such definition shall control.  The Committee, in its sole discretion, shall determine whether an Optionee has a Disability and the date of such Disability.

(b)           If the Optionee is at the time of his death employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee’s estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution, for one (1) year following the date of the Optionee’s death or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of death.

(c)           If the Optionee is at the time of his Retirement employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee for one (1) year following the date of the Optionee’s Retirement or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of Retirement.  For purposes of this Section 5, Retirement of the Optionee shall mean, with the approval of the Committee, the occurrence of the Optionee’s Date of Termination on or after the date the Optionee attains age 55.

(d)           If the Optionee dies within three (3) months after Termination of Optionee’s employment with the Company or a Subsidiary the Option may be exercised for nine (9) months following the date of Optionee’s death or the expiration date of the Option, whichever date is earlier, by the Optionee’s estate or by a person who acquires the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of Termination.

6.             Termination of Relationship for Misconduct; Clawback.  If the Board or the Committee reasonably believes that the Optionee has committed an act of misconduct or breach of fiduciary duty, it may suspend the Optionee’s right to exercise this option pending a determination by the Board or the Committee.  If the Board or the Committee determines that the Optionee has committed an act of  misconduct or has breached a duty to the Company, neither the Optionee nor the Optionee’s estate shall be entitled to exercise the Option.  For purposes of this Section 6, an act of misconduct shall include embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company’s rules resulting in loss, damage or injury to the Company, or if the Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition with respect to the Company, or induces any party to breach a contract with the Company.  In making such determination, the Board or the Committee shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee’s behalf at a hearing before the Board or the Committee.  For purposes of this Section 6, an act of misconduct or breach of fiduciary duty to the Company shall be an event giving the Company the right to terminate Optionee’s employment pursuant to Section              of Optionee’s Employment Agreement with the Company dated                                       , which Agreement is incorporated herein by reference.  In addition, misconduct shall include willful violations of federal or state securities laws.  In making such determination, the Board or the Committee shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee’s behalf at a hearing before the Board or the Committee.  In addition, if the Company, based upon an opinion of legal counsel or a judicial determination, determines that Section 304 of the Sarbanes-Oxley Act of 2002 is applicable to Optionee hereunder, to the extent that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, Optionee shall reimburse the Company for any compensation received by Optionee from the Company during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement and any profits received from the sale of the Company’s common stock or common stock equivalents, acquired pursuant to this Agreement.

7.             Restrictions on Transfer.

(a)           Securities Law Restrictions.  Regardless of whether the offering and sale of common stock under this Agreement have been registered under the Securities Act of 1933 (the “Act”) or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such common stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Act, the securities laws of any state or any other law.

(b)           Investment Intent at Grant.  Optionee represents and agrees that the Shares to be acquired upon exercising this Agreement will be acquired for investment, and not with a view to the sale or distribution thereof.

(c)           Investment Intent at Exercise.  In the event that common stock issued under this Agreement is not registered under the Act but an exemption is available which requires an investment representation or other representation, Optionee shall represent and agree at the time of exercise that the common stock being acquired upon exercising the Option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(d)           Legends.  All certificates evidencing Shares issued under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF

1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(e)           Removal of Legends.  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares issued under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares of common stock but without such legend.

(f)            Administration.  Any determination by the Company and its counsel in connection with any of the matters set forth in this section shall be conclusive and binding on Optionee and all other persons.

8.             Heirs and Successors.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  If any rights exercisable by the Optionee or benefits deliverable to the Optionee under this Agreement have not been exercised or delivered, respectively, at the time of the Optionee’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Optionee in a writing filed with the Committee in such form and at such time as the Committee shall require.  If a deceased Optionee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Optionee, any rights that would have been exercisable by the Optionee and any benefits distributable to the Optionee shall be exercised by or distributed to the legal representative of the estate of the Optionee.  If a deceased Optionee designates a beneficiary and the Designated Beneficiary survives the Optionee but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

9.             Notices.  Any notice hereunder to the Company shall be addressed to it at its principal executive offices, located at 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attention: Chief Executive Officer; and any notice hereunder to the Optionee shall be addressed to the Optionee at the address last appearing in the employment records of the Company; subject to the right of either party to designate at any time hereunder in writing some other address.

10.           Counterparts.  This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

11.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any other jurisdiction.

IN WITNESS WHEREOF, MedicalCV, Inc. has caused this Agreement to be executed by its duly authorized officer and the Optionee has executed this Agreement, both as of the day and year first above written.

MEDICALCV, INC.

Name:
Title:

OPTIONEE

Name:

Address:

EXHIBIT A

OPTION AND VESTING DATA

Name of Optionee:

Total Number of Shares Subject to Option:

Date of Grant:

OPTION VESTING SCHEDULE

NO. OF SHARES
DATE	VESTED

The above vesting schedule assumes an ongoing relationship with the Company.  Your rights to exercise the unvested portion of your option will cease upon termination of relationship with the Company, subject to Change in Control provisions set forth in Section 3(e) of this Agreement.  Reference is made to the Plan and to relevant sections of the Agreement between you and the Company for your rights to exercise the vested portion of your option in the event of termination of your relationship with the Company during lifetime or upon death.  The above vesting schedule is in all respects subject to the terms of those documents.

OPTIONEE	MEDICALCV, INC.

Name:
Title:

SCHEDULE I - NOTATIONS AS TO PARTIAL EXERCISE

	Number of	Balance of
Date of	Purchased	Shares on	Authorized	Notation
Exercise	Shares	Option	Signature	Date

Exhibit 10.6

RESTRICTED STOCK AWARD

RESTRICTED STOCK AWARD AGREEMENT dated as of                                       , between MedicalCV, Inc., a Minnesota corporation (the “Corporation”), and                           , an employee of the Corporation or one of its subsidiaries (the “Employee”).

WHEREAS, the Board of Directors of the Corporation has established and the shareholders have approved the Corporation’s Amended and Restated 2001 Equity Incentive Plan (the “Plan”);

WHEREAS, the Compensation Committee of the Board of Directors of the Corporation (the “Committee”), in accordance with the provisions of the Plan, has determined that the Employee is entitled to a Restricted Stock Award under the Plan;

NOW, THEREFORE, in consideration of the foregoing and the Employee’s acceptance of the terms and conditions hereof, the parties hereto have agreed, and do hereby agree, as follows:

1.             The Corporation hereby grants to the Employee, as a matter of separate agreement and not in lieu of salary or any other compensation for services,                      shares of Common Stock of the Corporation on the terms and conditions herein set forth (the “Restricted Shares”).

2.             The certificates representing the Restricted Shares shall be registered in the name of the Employee and retained in the custody of the Corporation until such time as they are delivered to the Employee or forfeited to the Corporation in accordance with the terms hereof  (the “Restriction Period”).  During the Restriction Period, the Employee will be entitled to vote the Restricted Shares.  In addition, any dividends paid on the Restricted Shares shall, at the option of the Corporation, either be (a) paid to the Employee in cash as additional compensation, or (b) invested in additional shares of Common Stock held in custody for the Employee, subject to the same restrictions as the Restricted Shares, and to be delivered with the Restricted Shares.  Such additional shares of Common Stock shall be deemed to be included in the definition of “Restricted Shares”.

3.             If the Employee shall have been continuously in the employment of the Corporation for a period of four years from the date of grant of this Restricted Stock Award, the Corporation shall deliver to the Employee on or about the fourth anniversary hereof a certificate, registered in the name of the Employee and free of restrictions hereunder, representing the total number of Restricted Shares granted to the Employee pursuant to this Agreement.  No payment shall be required from the Employee in connection with any delivery to the Employee of shares hereunder.

4.             Except in the case of the Employee’s death, if the Employee ceases to be an employee of the Corporation during the Restriction Period, then the Restricted Shares to which the Employee has not theretofore become entitled pursuant to Section 3 shall be forfeited, and all rights of the Employee in and to such Restricted Shares shall lapse.  In addition, the Committee shall from time to time determine in its sole discretion whether any period of nonactive employment, including authorized leaves of absence, or absence by reason of military or governmental service, shall constitute termination of employment for the purposes of this Section.  Upon the death of the Employee during the Restriction Period, the Employee will be deemed to have been employed continuously during the entire Restriction Period and the Employee’s estate shall be entitled to all rights provided under the terms of this Restricted Stock Award that the Employee would have been entitled to upon the end of the Restriction Period.

5.             The granting of this Restricted Stock Award shall not in any way prohibit or restrict the right of the Corporation to terminate the Employee’s employment.  The Employee shall have no right to any prorated portion of the Restricted Shares otherwise deliverable to the Employee on the anniversary hereof next following a termination of employment (whether voluntary or involuntary) in respect of a partial year of employment.

6.             Shares of Common Stock held in custody for the Employee pursuant to this Agreement may not, before being vested, be sold, transferred, pledged, exchanged, hypothecated or disposed of by the Employee and shall not be subject to execution, attachment or similar process.

7.             This Agreement and each and every obligation of the Corporation relating to the Restricted Stock Award hereunder are subject to the requirement that if at any time the Corporation shall determine, upon advice of counsel, that the listing, registration or qualification of the shares covered hereby upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting hereof or the delivery of shares hereunder, then the delivery of shares hereunder to the Employee may be postponed until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation.

8.             Any payment required under this Agreement shall be subject to all requirements of the law with regard to income and employment withholding taxes, filings, and making of reports, and the Corporation and the Employee shall use their best efforts to satisfy promptly all such requirements, as applicable.  In addition to amounts in respect of taxes which the Corporation shall be required by law to deduct or withhold from any dividend payments on the Restricted Shares covered hereby, the Corporation may defer making any delivery of Restricted Shares under this Agreement until completion of arrangements satisfactory to the Corporation for the payment of any applicable taxes, whether through share withholding provided for by the Plan or otherwise.

9.             In the event of a “Change in Control”, as that term is defined in the Plan, then the Employee shall have all the rights specified in Section 9 of the Plan, which, if the acquiring or surviving company in the Change in Control does not assume this Restricted Stock Award upon the Change in Control, shall include the immediate lapsing of all restrictions on the Restricted Shares.

10.           Each capitalized word used in this Agreement without definition shall have the same meaning set forth in the Plan, the terms and conditions of which shall constitute an integral part hereof.  For all purposes of this Agreement, references to employment with the Corporation shall include employment with any of the Corporation’s subsidiaries.

2

11.           Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Vice President, Finance and Chief Financial Officer of the Corporation at its principal office and to the Employee at his address as shown on the Corporation’s payroll records, or to such other address as the Employee by notice to the Corporation may designate in writing from time to time.

12.           Employee acknowledges and understands that the Restricted Shares awarded hereunder constitute restricted property pursuant to Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  The value of the Restricted Shares shall be taxable to the Employee in the year the Employee completes the Restriction Period, unless the Employee timely and properly makes an election under Code Section 83(b) to accelerate the date on which the Restricted Shares become taxable to the Employee.  Employee acknowledges and understands that the decision on whether to accelerate the date on which the Restricted Shares become taxable, pursuant to an election under Code Section 83(b), is an individual decision.  The Employee shall seek timely advice from a competent tax advisor on whether such an election is advisable in the Employee’s situation.  If the Employee makes such an election, the Employee shall promptly advise the Corporation so that the Corporation may properly report such income and make the necessary income tax withholding from other compensation the Employee is entitled to receive from the Corporation in the taxable year, if any.  Employee acknowledges and understands that if the Employee makes an election under Code Section 83(b), and any of the Restricted Shares are forfeited pursuant to the terms of this Restricted Stock Award Agreement, Employee will not be entitled to a deduction for such forfeited Restricted Shares.

13.           Nothing herein contained shall confer on the Holder any right to continue in the employment of the Corporation or interfere in any way with the right of the Corporation to terminate the Holder’s employment; confer on the Holder any of the rights of a shareholder, other than as set forth herein, with respect to any of the shares subject to the Restricted Shares until such shares shall be issued once the restrictions lapse; affect the Holder’s right to participate in and receive benefits under and in accordance with the provisions of any pension, profit-sharing, insurance, or other employee benefit plan or program of the Corporation or any of its subsidiaries; or limit or otherwise affect the right of the Board of Directors of the Corporation (subject to any required approval by the shareholders) at any time or from time to time to alter, amend, suspend or discontinue the Plan and the rules for its administration; provided, however, that no termination or amendment of the Plan may, without the consent of the Holder, adversely affect the Holder’s rights under the Restricted Stock Award.

MEDICALCV, INC.

By:
[name]
[title]

ACCEPTED:

Employee

3

Exhibit 10.7

FIRST AMENDMENT
TO THE
MEDICALCV, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
WITH
[                  ]

Effective February 15, 2008, MedicalCV, Inc. and                    have agreed to amend the Non-Qualified Stock Option Agreement dated                                        as follows:

1.             The definition of “change in control” in Section 8 shall be amended and restated as follows:

“ “Change in Control” shall mean:

(a)           the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of Stock of the Company having the right under ordinary circumstances to vote at an election of the Board, provided that a Change in Control shall not occur if a person acquires the majority described above by virtue of any acquisition of Stock directly from the Company;

(b)           the date of approval by the shareholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) shareholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such shareholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

(c)           the sale of all or substantially all of the assets of the Company.”

OPTIONEE	MEDICALCV, INC.

By:
Its:
Date:
Date: